SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 2, 2003
Date of Report
(Date of earliest event reported)

AUTOZONE, INC.
(Exact name of registrant as specified in its charter)

Nevada	1-10714	62-1482048
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

123 South Front Street
Memphis, Tennessee 38103
(Address of principal executive offices) (Zip Code)

(901) 495-6500
Registrant's telephone number, including area code

(not applicable)
Former name, former address and former fiscal year, if changed since last report.

Item 9.   Regulation FD Disclosure

            On April 2, 2003, the Company entered into an agreement with a subsidiary of Midas, Inc. to distribute parts and accessories to Midas' company-owned and franchised automotive service shops in the United States.  The Midas shops will receive their weekly stocking deliveries from the Company's distribution centers and "hot shot" or on-demand deliveries will be made from the Company's nationwide network of retail stores.  The deliveries to the Midas shops will be implemented over the balance of the calendar year in phases.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AUTOZONE, INC.

                                                                                By:     /s/  Harry L. Goldsmith

                                                                                Harry L. Goldsmith
                                                                                Senior Vice President, Secretary and
                                                                                General Counsel-Customer Satisfaction

Dated:   April 3, 2003